SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                               (Amendment No. __)
   Filed by the registrant [ ]
   Filed by a Party other than the Registrant [X]

   Check the appropriate box:

   [ ]  Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [ ]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
   [X]  Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                            THE YACKTMAN FUNDS, INC.
                (Name of Registrant as Specified in its Charter)

                          YACKTMAN ASSET MANAGEMENT CO.
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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        2)   Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)   Proposed maximum aggregate value of transaction:

        5)   Total fee paid:

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

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

                                           CONTACT:

                                           Peter C. Harkins
                                           Mary Ellen Goodall
                                           Jennifer R. Wall
                                           D.F. King & Co., Inc.
                                           212-269-5550

   FOR IMMEDIATE RELEASE

                   YACKTMAN TO PROCEED WITH PROXY SOLICITATION
                              TO REPLACE DIRECTORS

                 Special Meeting Scheduled for November 24, 1998


        CHICAGO, ILLINOIS, SEPTEMBER 24, 1998 . . . Yacktman Asset Management Co. ("Yacktman"), the investment adviser to The Yacktman Fund and The Yacktman Focused Fund, announced today that, last week, a special meeting of stockholders of The Yacktman Funds, Inc. (the "Funds") was duly called by Donald A. Yacktman in his capacity as President of the Funds and pursuant to the Funds' bylaws for November 24, 1998 (the "Special Meeting") to consider and act on several proposals sponsored by Yacktman which, if adopted, would remove four of the Funds' six directors, reduce the size of the Funds' board of directors by one and elect three nominees to serve as independent directors of the Funds, along with Donald A. Yacktman and Ronald W. Ball of Yacktman. Subsequent to the call for the Special Meeting, Yacktman filed a preliminary proxy statement with the Securities and Exchange Commission in connection with Yacktman's planned solicitation of proxies for the Special Meeting.

                                   ( M O R E )

   Yacktman Asset Management
   September 24, 1998
   Page 2

        At a special meeting of the Funds' board of directors held on September 22, the four directors that Yacktman seeks to remove from the Funds' board of directors -- Jon Carlson Stanislaw Maliszewski, Stephen Upton and Thomas Hanson (collectively, the "Carlson/Maliszewski Directors") -- voted as a block to dismiss Donald A. Yacktman from his position as President and Ronald W. Ball from his position as Secretary of the Funds, replacing both with Jon Carlson, a former marketing employee of Yacktman, who was dismissed by Yacktman earlier this year. At the special board meeting, the Carlson/Maliszewski Directors also voted to rescind the calling of the Special Meeting, thereby seeking to preclude stockholder action on the Yacktman proposals. In addition, using assets of the Funds, the Carlson/Maliszewski Directors hired three law firms to represent the Funds and several of the Carlson/Maliszewski Directors. These actions were opposed by Donald A. Yacktman and Ronald W. Ball, who continue to serve as directors of the Funds.

        Donald A. Yacktman, who remains in his post as president of Yacktman, which is continuing as investment advisor to the Funds, commented, "The board's actions simply reinforce our belief that the Carlson/Maliszewski Directors must be removed from office. The Funds' stockholders should have an opportunity to decide what is in their own best interests."

        Yacktman intends to proceed with its solicitation of proxies to remove and replace the Carlson/Maliszewski Directors at the Special Meeting, which was called for November 24, 1998. The entire cost of Yacktman's solicitation in connection with the Special Meeting, including litigation costs, if necessary, will be paid by Yacktman (and not by the Funds).
                                      # # #

        In addition to Yacktman, the following persons are participants in the solicitation of proxies by Yacktman: Ronald W. Ball, Bruce B. Bingham, Albert J. Malwitz, George J. Stevenson, III and Donald Yacktman. Yacktman and Donald Yacktman, as Yacktman's sole stockholder, have a financial interest in the outcome of the proposals to be voted on at the Special Meeting because Yacktman has advisory agreements with the Funds pursuant to which it provides investment advisory services to the Funds and receives fees as compensation for such services. Because each advisory agreement may be terminated at any time without payment of any penalty by Yacktman's Board of Directors, there can be no assurance the Board of Directors will not terminate the advisory agreements if the proposals to be voted on at the Special Meeting are not approved. Other than directorships contemplated by Yacktman's proposals for the three nominees, none of the participants in the solicitation of proxies has any arrangement or understanding with any person with respect to any future employment by the Funds or with respect to any future transactions to which the Funds will or may be a party.

        The following table shows, as of August 1, 1998 (except as otherwise noted), the shares of The Yacktman Fund and The Yacktman Focused Fund beneficially owned by the participants in the solicitation of proxies by Yacktman.

                            Amount and Nature of Beneficial Ownership
   Name of Beneficial Owner      The Yacktman Fund  The Yacktman Focused Fund
   Ronald W. Ball                      7,061.00           10,835.00
   Bruce B. Bingham                    6,141.47(1)             0.00
   Albert J. Malwitz                  69,025.69(2)           505.19
   George J. Stevenson, III            1,136.00(3)         1,401.00(3)
   Donald A. Yacktman                121,990.31(4)       199,348.42(4)
   Yacktman Asset Management Co.      15,539.53                0.00

   _________________
   (1)  Reflects shares of The Yacktman Fund owned by Bruce Bingham's spouse.
   (2) Consists of shares of The Yacktman Fund held by Albert Malwitz as custodian for his child.
   (3) Includes 1,136.00 shares of The Yacktman Fund and 1,401.00 shares of The Yacktman Focused Fund held by the Stevenson Company Profit Sharing Trust, of which George Stevenson is a trustee and participant.
   (4) Includes 2,588.79 shares of The Yacktman Fund and 103,181.46 shares of The Yacktman Fund owned by Donald Yacktman's spouse and 10,489.08 shares of The Yacktman Fund held by Donald Yacktman's spouse as custodian for their children. Includes 94,161.96 shares of The Yacktman Focused Fund purchased on August 27, 1998.

        This press release does not constitute a solicitation of proxies for any meeting of the Fund's stockholders. Any such solicitation will be made only pursuant to proxy materials complying with the requirements of
   Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.